Exhibit 11
                 Statement re Computation of Per Share Earnings


                     CAVALIER HOMES, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                (dollars in thousands except per share amounts)

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
                                                               For the Year Ended December 31,
                                                    ---------------------------------------------------
                                                          1996              1995              1994
                                                    ---------------------------------------------------
 PRIMARY AND FULLY DILUTED
      Net Income                                   $         15,366  $          9,020  $          5,079
                                                    ===============   ===============   ===============
 SHARES:

 Primary
   Average common shares outstanding                     11,833,415        11,071,665         9,624,174

   Dilutive effect if stock options
     were exercised                                         425,046           414,580           211,350
                                                    ---------------   ---------------   ---------------
   Average common shares outstanding
     as adjusted (primary)                               12,258,461        11,486,245         9,835,524
                                                    ===============   ===============   ===============

 Fully Diluted
   Average common shares outstanding                     12,258,461        11,486,245         9,835,524

   Additional dilutive effect if
     stock options were excercised
     (fully)                                                      -                 -                 -
                                                    ---------------   ---------------   ---------------
   Average common shares outstanding
     as adjusted (fully diluted)                         12,258,461        11,486,245         9,835,524
                                                    ===============   ===============   ===============

 Primary and Fully Diluted Net
   Income per Common Share                         $           1.25  $            .79  $            .52
                                                    ===============   ===============   ===============

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